Exhibit 32.2

RENTECH, INC.

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Rentech, Inc., (the “Company”) on Form 10-K for the year ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James P. Samuels, Vice President – Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 26, 2003	/s/ James P. Samuels
James P. Samuels,
Vice President - Finance and Chief Financial Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, is not a part of the Form 10-K to which it refers, and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.